Preferred Apartment Communities, Inc. Reports Results for Second Quarter 2014
Atlanta, GA, November 3, 2014

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) (the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended September 30, 2014. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A OP Unit") outstanding.
"We’re very pleased with our operating performance for the third quarter 2014. Our normalized FFO results increased approximately $1.9 million, or $0.02 per share, for the third quarter 2014 compared to the third quarter 2013," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Williams added, "We plan to continue to grow our company, both through acquisitions and organically, always with the objective to grow our earnings and increase stockholder value."
Third Quarter 2014
The Company reported Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, for third quarter 2014 of $4,536,012, or $0.26 per share, compared with NFFO for third quarter 2013 of $2,671,257, or $0.24 per share. This represents a period over period increase of approximately 70% in NFFO and an increase of approximately 8% in NFFO per share. The NFFO increase was primarily driven by the growth of the Company as described in more detail below. NFFO is calculated by beginning with Funds From Operations Attributable to Common Stockholders and Unitholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, and making certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance.

The Company reported Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, for third quarter 2014 of $3,886,782, or $0.22 per share, compared with AFFO for third quarter 2013 of $2,062,981, or $0.19 per share. This represents a period over period increase of approximately 88% in AFFO and an increase of approximately 16% in AFFO per share. As with NFFO, the AFFO increase was primarily driven by the growth of the Company as described in more detail below. AFFO is calculated by beginning with NFFO and adjusting for certain items that the Company believes by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. The items adjusted are discussed below in more detail.

The Company reported FFO for third quarter 2014 of a loss of $1,964,044, or $(0.11) per share, compared with FFO of $2,660,575 for third quarter 2013, or $0.24 per share. FFO was dramatically lower in third quarter 2014 compared to third quarter 2013 due substantially to an approximately $6.5 million increase in acquisition expenses related to the 12 properties that were acquired in the third quarter 2014 as described below. For third quarter 2014, there were 17,709,102 basic weighted average shares of Common Stock and Class A OP Units outstanding, compared to 11,148,347 basic weighted average shares of Common Stock and Class A OP Units outstanding for third quarter 2013. At September 30, 2014, the Company had outstanding 19,902,179 shares of Common Stock, including 39,216 shares of restricted Common Stock, and 145,011 Class A OP Units.

NFFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. A reconciliation of net income (loss) attributable to common stockholders to NFFO, AFFO and FFO is included in the Supplemental Financial Data Report attached to this press release on the Company's website and is available using the following link: http://preferredapartmentcommunities.investorroom.com/3Q14_Supplemental_Data.

The Company reported total revenues for third quarter 2014 of $13,182,660, compared to total revenues for third quarter 2013 of $8,752,275, an increase of approximately $4.4 million, or approximately 51%.

The Company reported net cash provided by operating activities for third quarter 2014, excluding the effect of approximately $6.5 million of acquisition expenses related to the 12 acquisitions closed in September 2014, was $5,924,795. This represents an increase of approximately $3.1 million, or 108% over net cash provided by operating activities for third quarter 2013, excluding the effect of $10,682 of miscellaneous acquisition expenses related to prior period acquisitions, of $2,845,986.

The Company reported net loss attributable to common stockholders under U.S. generally accepted accounting principles, or GAAP, for third quarter 2014 of $5,112,684, or approximately $(0.29) per share, compared to net loss attributable to common stockholders for third quarter 2013 of $879,697 or approximately $(0.08) per share.

The increases in NFFO, AFFO, revenue and net cash provided by operating activities (excluding the effect of acquisition expenses) were primarily due to a full quarter of operating results from the community acquired in fourth quarter 2013, which included additional rental revenue and additional operational expenses, a full quarter of income from additional real estate loans that were originated in the last three months of 2013 and first the two quarters of 2014, a partial quarter of income from additional real estate loans that were originated in third quarter 2014 and a full quarter of income from the acquisition of a retail shopping center in first quarter 2014, whereas third quarter 2013 operating results did not reflect the effects of the these investments.

Both FFO and net loss were dramatically lower in third quarter 2014 compared to third quarter 2013 due substantially to an approximately $6.5 million increase in acquisitions costs related to the 14 properties that were acquired in the third quarter 2014, however, both decreases were partially offset by contributions from the acquired properties. In addition, AFFO and net cash provided by operating activities (excluding the effect of acquisition expenses) in third quarter 2014 were increased by the effect of the receipt of an additional approximately $415,000 in deferred interest income compared to third quarter 2013. However, net loss, NFFO, AFFO, FFO and net cash provided by operating activities (excluding the effect of acquisition expenses) were offset by an increase of approximately $611,000 in interest expense, $250,000 in management fees and $297,000 in insurance, professional fees and other expenses paid in third quarter 2014 compared to third quarter 2013 primarily because of the increased number of assets under management.

Other than with regard to the operating partnership's $50.0 million revolving credit facility (the "Revolving Credit Facility") and the operating partnership's $45.0 million term loan facility (the "Term Loan Facility", and together with the Revolving Credit Facility, the "Credit Facility") and the guaranty of the office lease for Preferred Apartment Advisors, LLC, there continues to be no debt at the Company or operating partnership levels, no cross-collateralization of the Company's real estate assets, and no contingent liabilities at the Company or operating partnership levels with regard to secured mortgage debt on the Company's multifamily and retail assets.

Multifamily Same Store Financial Data
The Company presents same store operating results, including same store net operating income ("Same Store NOI"), for its multifamily communities where all phases have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. For the Company's same store communities, rental revenues increased 2.6% during third quarter 2014 and operating expenses increased 2.5%, both compared to third quarter 2013, resulting in a 3.6% increase in Same Store NOI. Same Store NOI is not presented for the nine month periods ended September 30, 2014 and 2013. The Lake Cameron, Ashford Park, and McNeil Ranch communities were not owned for the full nine month period ended September 30, 2013; therefore, only the Trail Creek and Stone Rise communities met the definition of same store for disclosure purposes and, in the opinion of management, presentation of the nine-month periods would not be meaningful. Same Store NOI is a supplemental non-GAAP financial measure. A reconciliation of Same Store NOI to net income (loss) is included in the Supplemental Financial Data Report, which is attached to this press release on the Company's website and is available using the following link: http://preferredapartmentcommunities.investorroom.com/3Q14_Supplemental_Data.

Total Assets and Leverage
As of September 30, 2014, the Company's total assets were approximately $688 million compared to approximately $280 million as of September 30, 2013, an increase of approximately $408.5 million, or approximately 146%. Please see the description of increased revenue above for the primary reasons for the increase in total assets.
At September 30, 2014, the Company's leverage as measured by the ratio of its debt to the undepreciated book value of its total assets was approximately 60.0%.
Capital Markets Activities

The Company's registration statement on Form S-3 (Registration No. 333-183355) (the "Shelf Registration Statement"), was declared effective by the Securities and Exchange Commission (the "SEC") on October 11, 2013. This registration statement allows us to offer up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "Follow-On Offering"). The price per Unit is $1,000. The Series A Redeemable Preferred Stock ranks senior to the Company's Common Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution and winding up. The Units are being offered by International Assets Advisory, LLC, the dealer manager for the Follow-On Offering, on a "reasonable best efforts" basis. The Follow-On Offering commenced sales on January 1, 2014, immediately following the December 31, 2013 expiration of the earlier registration statement on Form S-11, as amended (File No. 333-176604), related to the Company's offering of up to 150,000 Units (the "Primary Series A Offering"). The Follow-On Offering will terminate on October 11, 2015, subject to a one-year extension option at the Company's sole discretion, unless earlier terminated by us. The Company intends to invest substantially all the net proceeds of the Follow-On Offering in connection with the acquisition of multifamily communities, other real estate-related investments (including necessity retail shopping centers) and general working capital purposes.

On February 28, 2014, the Company filed a prospectus supplement to its Shelf Registration Statement to issue and sell up to $100 million of Common Stock from time to time in an "at the market" offering (the "ATM Offering") through MLV & Co. LLC as sales agent. The Company intends to use any proceeds from the ATM Offering to repay outstanding amounts under the Credit Facility and for other general corporate purposes, including making investments in accordance with the Company's investment objectives. During third quarter 2014, 3,198,052 shares of Common Stock were issued and sold at an average price of $8.54 per share pursuant to the ATM Offering, resulting in net proceeds of approximately $26.6 million, after deducting commissions. Collectively, since starting sales under the ATM Offering in April 2014, an aggregate 4,398,402 shares of Common Stock were issued and sold at an average price of $8.44 per share, resulting in net proceeds of approximately $36.1 million, after deducting commissions
Completed Acquisitions
Multifamily

On September 26, 2014, the Company acquired four multifamily communities with an aggregate of 1,397 units in the Kansas City, Dallas, Nashville, and Houston markets for an aggregate purchase price of approximately $181.7 million, exclusive of acquisition- and financing-related transaction costs. With the closing of this transaction, the Company owns 3,326 multifamily units, with an additional 3,663 units which the Company holds an option to purchase that are under development and/or initial lease-up through its mezzanine loan program.
Grocery-Anchored Necessity Retail
During September and early October 2014, the Company acquired nine grocery-anchored necessity retail shopping centers with an approximate aggregate 628,000 rentable square feet located in the Nashville, Orlando, Atlanta, Houston, Tampa, Columbus, Georgia and Charleston, South Carolina markets for an aggregate purchase price of approximately $112.5 million. With the closing of these transactions, the Company owns ten grocery-anchored necessity retail shopping centers containing approximately 694,000 rentable square feet.

Dividends
Quarterly Dividends on Common Stock and Class A OP Units
On August 7, 2014, the Company declared a quarterly dividend on its Common Stock of $0.16 per share for third quarter 2014, which was paid on October 15, 2014 to all stockholders of record on September 15, 2014. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A OP Units of $0.16 per unit for third quarter 2014, which was paid on approximately October 15, 2014 to all Class A OP Unit holders of record as of September 15, 2014.
Monthly Dividends on Series A Redeemable Preferred Stock
The Company declared and paid monthly dividends of $5.00 per share on its Series A Redeemable Preferred Stock, which totaled $1,903,517 for the three-month period ended September 30, 2014 and represents a 6% annual yield.
Multifamily Physical and Average Economic Occupancy

For the three-month period ended September 30, 2014, the Company's average multifamily physical occupancy was 94.7% and its average multifamily economic occupancy was 93.5%. The Company defines "multifamily physical occupancy" as the number of units occupied divided by total apartment units. The Company calculates "average multifamily economic occupancy" by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Third Quarter 2014 NFFO guidance:
The Company currently projects NFFO to be in the range of $0.25 – $0.28 per share for fourth quarter 2014.
Third Quarter 2014 AFFO guidance:
The Company currently projects AFFO to be in the range of $0.18 - $0.22 per share for fourth quarter 2014.
Please note that the guidance on projected NFFO and projected AFFO for fourth quarter 2014 excludes the effects of (i) any possible future acquisitions, including those described above, (ii) proceeds from the sale of any additional securities from the Follow-On Series A Offering or ATM Offering, (iii) proceeds from the sale of any other securities the Company may issue, and (iv) potential dividends to be paid on any of the securities referred to above.
Conference Call and Supplemental Data
Preferred Apartment Communities will hold its quarterly conference call on Tuesday, November 4, 2014 at 11:00 a.m. Eastern Time to discuss its third quarter 2014 results. To participate in the conference call, please dial in to the following:
Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, November 4, 2014
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' third quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archive.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of, and is attached to, this earnings release and is also available on the Company's website at http://preferredapartmentcommunities.investorroom.com/3Q14_Supplemental_Data, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, NFFO, AFFO and Same Store NOI. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds From Operations Attributable to Common Stockholders and Unitholders ("FFO")

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations," which was most recently revised in 2012, NAREIT standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets; and

•	after adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of its operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders ("NFFO")

NFFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs to FFO in its calculation of NFFO since such costs are not representative of its fund generating results on an ongoing basis. The Company also adds back any realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies.

Management utilizes NFFO as a measure of the operating performance of the Company's portfolio of real estate assets. The Company believes NFFO is useful to investors as a supplemental gauge of its operating performance and is useful in comparing the Company's operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders ("AFFO")

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

NFFO, plus:

•	non-cash equity compensation to directors and executives;

•	amortization of loan closing costs;

•	depreciation and amortization of non-real estate assets;

•	net loan fees received; and

•	deferred interest income received;
Less:

•	non-cash loan interest income;

•	cash paid for pursuit costs on abandoned acquisitions;

•	cash paid for loan closing costs;

•	amortization of acquired real estate intangible liabilities; and

•	normally-recurring capital expenditures.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. Management utilizes AFFO to measure the liquidity generated by its portfolio of real estate assets. The Company believes AFFO is useful to investors as a supplemental gauge of its operating performance and is useful in comparing the Company's operating performance with other real estate companies. AFFO is a useful supplement to, but not a substitute for, it closest GAAP-compliant measure, net income/loss available to common stockholders.

Same Store Net Operating Income

The Company uses Same Store NOI as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments such as grocery-anchored necessity retail properties, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which we intend to file later this month, our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014 and our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2014 and August 11, 2014, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this release is as of November 3, 2014. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Follow-On Offering, or its sales agent, MLV & Co. LLC, with respect to the ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com